Exhibit 1.1

NARA BANCORP, INC.

(a Delaware corporation)

7,586,500 Shares of Common Stock

(Par Value $0.001 Per Share)

UNDERWRITING AGREEMENT

October 25, 2011

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue

4th Floor

New York, New York 10019

D.A. Davidson & Co.

8 Third Street North

Great Falls, Montana 59401

Ladies and Gentlemen:

Nara Bancorp, Inc., a Delaware corporation (the “Company”), confirms its agreement with Keefe, Bruyette & Woods, Inc. and D.A. Davidson & Co. (the “Underwriters”), with respect to (i) the sale by the Company, and the purchase by the Underwriters, severally and not jointly, of 7,586,500 shares Common Stock, par value $0.001 per share, of the Company (“Common Stock”), and (ii) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 1,137,975 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 7,586,500 shares of Common Stock (the “Initial Securities”) to be purchased, severally and not jointly, by the Underwriters and all or any part of the 1,137,975 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as it deems advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company and the Underwriters agree that up to 379,325 shares of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons specified by the Company (the “Invitees”), as part of the distribution of the Initial Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 9:00 a.m. Eastern Time on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-172521), including the related preliminary prospectus or prospectus covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement has been declared effective by the Commission under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430B is referred to as “Rule 430B Information”. Any prospectus that omitted the Rule 430B Information that was used after such registration statement became effective and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430B Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties and Agreements.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. (A) At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, and (C) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:00 P.M. (Eastern time) on the date of this Agreement or such other time as agreed by the Company and the Underwriters.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants of the Company. Crowe Horwath LLP, the accounting firm that certified the financial statements of the Company included in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. With respect to the Company, Crowe Horwath LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(iv) Independent Accountants of Center. To the knowledge of the Company, (A) KPMG LLP, the accounting firm that certified certain financial statements of Center Financial Corporation (“Center”) included in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations, (B) Grant Thornton LLP, the accounting firm that certified certain other financial statements of Center included in the Registration Statement and the Prospectus, was, during the period of its engagement as auditors for Center, an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and (C) with respect to Center, KPMG LLP is not and has not been and Grant Thornton LLP was not, during its engagement as auditors for Center, in violation of the auditor independence requirements of the Sarbanes-Oxley Act and the related rules and regulations of the Commission.

(v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. To the knowledge of the Company, the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of Center and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of Center and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company or, to the knowledge of the Company, Center, as applicable. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (“1934 Act”), the rules and regulations of the 1934 Act (the “1934 Act Regulations”) and Item 10 of Regulation S-K under the 1933 Act, as applicable. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been compiled on the bases described therein, including, without limitation, Article 11 of Regulation S-X, and the assumptions used in the preparation thereof are the reasonable and good faith assumptions of the Company and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(ivi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) except as disclosed in the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(vii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are listed on Schedule D hereto.

(ix) Compliance with Applicable Laws. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Financial Institutions (the “DFI”), and the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency). Neither the Company nor its Subsidiaries has received any written communication from any governmental entity asserting that the Company or any Subsidiary is not in compliance in any material respect with any statute, law, rule, regulation, decision, directive or order.

(x) Regulatory Agreements. (a) Neither the Company nor any of its Subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any governmental entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the DFI) or the supervision or regulation of it or any of its Subsidiaries and (b) neither the Company nor any of its Subsidiaries has been advised by any such governmental entity that such governmental entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission, in each case that would reasonably be expected to have a material adverse effect on the business, operations or strategy of the Company and its Subsidiaries as described in the General Disclosure Package and the Prospectus.

(xi) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) Authorization; Enforceability. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and, when duly executed by the Underwriters, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(xiii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (a) in violation of its charter or by-laws or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except in the case of clause (b) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, in the Merger Agreement and in the Registration Statement

(including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Merger Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Government Entity having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

(xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would, individually or in the aggregate, result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xvii) Compliance with Statutes and Regulations. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, and local statutes, laws, rules, regulations, decisions, directives and orders applicable to them, and since December 31, 2005 neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral communication from any federal, state or local court or governmental agency or body (“Governmental Entity”) asserting that the Company or any of its Subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order in any material respect.

(xviii) Anti-Money Laundering. Except as disclosed in the Prospectus and the General Disclosure Package, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xx) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) used to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, individually or in the aggregate, result in a Material Adverse Effect.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Merger Agreement (except as provided in the Merger Agreement with respect to the consummation of the Merger), except (A) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

(xxii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xxiii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect; and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”) or is exempt therefrom.

(xxv) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvi) Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvii) Taxes. The Company and each of the Subsidiaries has (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxviii) Insurance. The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its Subsidiaries and the value of their properties and as are customary in the business in which the Company and its Subsidiaries are engaged; since December 31, 2005, neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxix) Deposit Insurance. The deposit accounts of the bank subsidiary of the Company are insured by the FDIC to the legal maximum, such subsidiary has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xxx) Statistical and Market Data. The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(xxxi) Relationship. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act or by the rules and regulations of the Commission thereunder to be described in the Registration Statement and/or the Prospectus and that is not so described.

(xxxii) Internal Control Over Financial Reporting. The Company and each of its Subsidiaries maintains “internal controls over financial reporting” (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the 1934 Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting has been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of the Company’s most recent fiscal year. Except as disclosed in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiii) Disclosure Controls and Procedures. The Company and its Subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each Subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxxiv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxv) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxvi) Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxvii) No Registration Rights. No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xxxviii) No Stabilization or Manipulation. Neither the Company nor any of its Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxix) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Underwriters.

(xl) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xli) Lock-up Agreements. Each of the Company’s executive officers and directors and each of Center’s executive officers and directors that will continue as executive officers and/or directors of the Company after the consummation of the Merger, in each case as listed on Schedule C hereto, has executed and delivered lock-up agreements as contemplated by Section 5(k) hereof.

(xlii) Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xliii) ERISA. The Company and each of the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or ERISA Affiliates would have any liability; the Company and each of the Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing as occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such Subsidiary is a member.

(xliv) Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(xlv) Bank Holding Company Act. The Company is a financial holding company registered under the Bank Holding Company Act of 1956, as amended; and the Company’s banking subsidiary holds the requisite authority from the DFI to do business as a state-chartered bank.

(xlvi) Reportable Transactions. Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).

(xlvii) Investment Securities. Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its subsidiaries. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xlviii) Merger with Center.

(A) The Company has entered into the Agreement and Plan of Merger, dated December 9, 2010, by and between the Company and Center (the “Merger Agreement”). In connection with the transactions contemplated by the Merger Agreement (the “Merger”), the Company conducted a “due diligence” review of the business, financial condition, results of operations and business prospects of Center. Based upon the Company’s review, with respect to Center or the Merger, nothing has come to the Company’s attention that caused it to believe that the Registration Statement, the General Disclosure Package or the Prospectus contained an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(B) The Merger Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms. As of the date hereof, nothing has come to the Company’s attention that caused it to believe that Center has the right to terminate the Merger Agreement in accordance with its terms. As of the date hereof, nothing has come to the Company’s attention that caused it to believe that (1) the representations and warranties made in the Merger Agreement and related disclosure schedules by Center were not true and correct as of the date of the Merger Agreement and not true and correct on the date hereof (except that representations and warranties that in their terms speak as of some other date were true and correct as of such date), and (2) the covenants and other agreements of Center set forth in the Merger Agreement have been breached, in a manner such that, with respect to either clause (1) or (2) of this sentence, the Company has the right to terminate the Merger Agreement.

(xlviv) Reserved Securities Sales. The Company has not offered, or caused the Underwriters to offer, Reserved Securities to any person with the specific intent to unlawfully influence (A) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (B) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees to purchase, severally and not jointly, from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth opposite its name in Annex A hereto.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to each Underwriter to purchase up to an additional number of shares of Common Stock set forth opposite its name in Annex A hereto, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sullivan & Cromwell LLP located at 1888 Century Park East, Suite 2100, Los Angeles, California 90067, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriters of certificates for the Securities to be purchased.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B or Rule 433, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either any preliminary prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriters, without charge, as many copies of each preliminary prospectus as the Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriters and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Listing. The Company will use its best efforts to obtain, effect and maintain the quotation of the Securities on the Nasdaq Global Select Market (“Nasdaq”) and will file with Nasdaq all documents and notices required by Nasdaq.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) shares of Common Stock issuable in the Merger, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee compensation or benefit plans of the Company referred to in the Prospectus provided that any such options granted after the date hereof shall not vest and become exercisable within the 90-day period referred to above, as may be extended pursuant to the succeeding sentence, or (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan. In the event that either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth in this paragraph will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs. The Company shall promptly notify the Underwriters of any earnings releases, news or events that may give rise to an extension of the initial restricted period.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Lock-up Agreements. The Company agrees to enforce its rights under its existing registration rights agreements and shareholders agreement, if any, to restrict the transfer of securities by the persons listed on Schedule C within the restricted period set forth in the lock-up agreements to which such persons are party.

(m) Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Underwriters, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n) Compliance with FINRA Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors and, if applicable, Center’s counsel, accountants and other advisors (other than D.A. Davidson & Co.) involved in the offering contemplated hereby, (v) the qualification of the Securities under securities laws in accordance with the provisions of

Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company and Center relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and Center and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq, and (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees. It is understood, however, that, except as provided in clause (xii) above, Section 4(b) and Section 6 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by the Underwriters, and any advertising expenses connected with any offers the Underwriters may make.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of each Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

(b) Opinion of Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Mayer Brown LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and substantially as set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Corporate Counsel of Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Juliet Stone, corporate counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and substantially as set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion with respect to such matters as the Underwriters may reasonably request, dated as of Closing Time, of Sullivan & Cromwell LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, the General Corporation Law of the State of Delaware and the law of the State of California, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the preliminary prospectus, the General Disclosure Package or the Prospectus as of the execution of this Agreement or the Applicable Time, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are to their knowledge contemplated by the Commission.

(f) Center Officers’ Certificate. At the time of execution of this Agreement, the Company shall have caused Center to deliver to the Underwriters a certificate, dated as of the date hereof, of the Chief Executive Officer of Center and of the Interim Chief Financial Officer of Center substantially in the form of Exhibit D hereto. At the Closing Time, the Company shall have caused Center to deliver to the Underwriters a certificate, dated as of the Closing Date, of the Chief Executive Officer of Center and of the Interim Chief Financial Officer of Center in which they reaffirm the statements made in the certificate furnished pursuant to the first sentence of this subsection (f).

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from each of Crowe Horwath LLP, KPMG LLP and Grant Thornton LLP a letter dated such date, in form and substance satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company or Center, as the case may be, contained in the Registration Statement and the Prospectus.

(h) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from each of Crowe Horwath LLP, KPMG LLP and Grant Thornton LLP, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i) Approval of Listing. The Common Stock (including the Securities) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

(j) No Objection. If a filing with FINRA is required in connection with the transaction contemplated hereby, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

(l) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the business day in New York next succeeding the date of this Agreement.

(m) No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(n) Merger Agreement. At the Closing Time, the Merger Agreement shall not have been terminated by the Company and the Company shall not have received notice of termination by Center. At the Closing Time, the covenants and other agreements set forth in the Merger Agreement shall not have been breached by the Company and nothing shall have come to the Company’s attention that caused it to believe that Center has breached the Merger Agreement in a manner such that either the Company or Center would have the right to terminate the Merger Agreement.

(o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Center Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of Center and of the chief financial or chief accounting officer of Center confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. The favorable opinion of Mayer Brown LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Corporate Counsel for Company. The favorable opinion of Juliet Stone, corporate counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Counsel for Underwriters. The favorable opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Bring-down Comfort Letter. A letter from each of Crowe Horwath LLP, KPMG LLP and Grant Thornton LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(vii) No Termination Event. There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a).

(p) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in rule 501(b) under the 1933 Act) (“Affiliates”), its selling agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto); provided that the parties acknowledge and agree that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, preliminary prospectus and Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting” and the information contained under the captions “Underwriting – Price stabilization and short positions” (the “Underwriters’ Information”).

(b) Indemnification of Company, Directors and Officers. Each Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, or any Issuer-Represented Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters’ Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 9:00 a.m. Eastern Time on the first business day after the date of the Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or any violation of the nature referred to in Section 6(e) hereof.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and such Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of either Underwriter or its Affiliates or selling agents, any person controlling such Underwriter, its officers or directors, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the preliminary prospectus, the General Disclosure Package or the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if, since the time of execution of this Agreement, there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal, New York, California or Delaware authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, attention of Equity

Syndicate, facsimile (212) 582-1592 and D.A. Davidson & Co., 8 Third Street North, Great Falls, Montana 59401, attention Equity Capital Markets, facsimile (406) 791-7357; notices to the Company shall be directed to it at Nara Bancorp, Inc., 3731 Wilshire Blvd, Suite 1000, Los Angeles, California 90010, attention of Legal Department, facsimile (213) 235-3257.

SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. No Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective shareholders, creditors, employees or any other third party, (iii) neither Underwriter has assumed and will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and neither Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) neither Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

NARA BANCORP, INC.

By:	/s/ Alvin D. Kang
	Name:	Alvin D. Kang
	Title:	Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

KEEFE BRUYETTE & WOODS, INC.

By:	/s/ Scott W. Studwell
	Name:	Scott W. Studwell
	Title:	Managing Director

D.A. DAVIDSON & CO.

By:	Joseph Gulash
	Name:	Joseph Gulash
	Title:	Principal

ANNEX A

Underwriter	Initial Securities	Option Securities
Keefe, Bruyette & Woods, Inc.	3,793,250	568,988
D.A. Davidson & Co.	3,793,250	568,987
Total	7,586,500	1,137,975

ANNEX A

SCHEDULE A

Issuer-Represented General Free Writing Prospectus

None.

Schedule A-1

SCHEDULE B

Nara Bancorp, Inc.

7,586,500 Shares of Common Stock

(Par Value $0.001 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $7.25.

2. The purchase price per share for the Securities to be paid by the Underwriters shall be $6.8875, being an amount equal to the initial public offering price set forth above less $0.3625 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Schedule B-1

SCHEDULE C

Nara Bancorp, Inc.

Steven D. Broidy

Louis M. Cosso

Philip E. Guldeman

Myung-Hee Hyun

Alvin D. Kang

Kyu S. Kim

Bonita I. Lee

Mark Lee

Jesun Paik

Hyon Man Park (John H. Park)

Ki Suh Park

Scott Yoon-Suk Whang

Center Financial Corporation

Sook Kyong Goo

David Z. Hong

Jin Chul Jhung

Chang Hwi Kim

Jason Kim

Kevin S. Kim

Peter Y.S. Kim

Sang Hoon Kim

Chung Hyun Lee

Lisa Kim Pai

Schedule C-1

SCHEDULE D

Nara Bank

Nara Capital Trust I

Nara Capital Trust III

Nara Statutory Trust IV

Nara Statutory Trust V

Nara Statutory Trust VI

Schedule D-1

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Merger Agreement.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Underwriting Agreement, the Merger Agreement or pursuant to reservations, agreements or employee compensation or benefit plans or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

(v) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

(vi) The issuance and sale of the Securities by the Company is not subject to the preemptive or other similar rights of any securityholder of the Company under the Delaware General Corporation Law or any contracts filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 or any subsequent filings of the Company with the Securities and Exchange Commission.

(vii) Each Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

Exhibit A-1

(viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Merger Agreement has been duly authorized, executed and delivered by the Company.

(x) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(xi) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430B Information, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xiii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of Nasdaq.

(xiv) To the best of our knowledge but without independent investigation, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any Governmental Entity, which would, individually or in the aggregate, result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the Merger Agreement or the performance by the Company of its obligations thereunder.

(xv) The information (i) in the Prospectus under “Description of Common Stock”, “Underwriting” and “Certain U.S. Federal Tax Considerations For Non-U.S. Holders Of Our Common Stock”, (ii) in the Annual Report on Form 10-K for the year ended December 31, 2010 under “Supervision and Regulation” and (iii) in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s certificate of incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

Exhibit A-2

(xvi) All descriptions in the Registration Statement of specific contracts and other instruments (other than agreements entered into by Nara Bank with customers, such as loan agreements and deposit accounts) to which the Company or its subsidiaries are a party, including the Merger Agreement, are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in or filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states or securities laws of non-U.S. jursdictions, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

(xviii) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement, in the Merger Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement and under the Merger Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any Governmental Entity having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

(xix) The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

Exhibit A-3

Nothing has come to our attention that causes us to believe that the Registration Statement or any amendment thereto, including the Rule 430B Information, except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Nothing has come to our attention that causes us to believe that the documents specified in the General Disclosure Package, except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement, as of the Applicable Time and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A-4

EXHIBIT B

FORM OF OPINION OF COMPANY’S CORPORATE COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i) Each of the Company and the Bank has been duly incorporated.

(ii) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(iii) Except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(iv) To the best of my knowledge, neither the Company nor the Bank is in violation of its charter or by-laws and no default by the Company or the Bank exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

Exhibit B-1

EXHIBIT C

FORM OF LOCK-UP FROM DIRECTORS AND OFFICERS PURSUANT TO SECTION 5(K)

October         , 2011

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue

4th Floor

New York, New York 10019

D.A. Davidson & Co.

11150 Santa Monica Boulevard, Suite 380

Los Angeles, California 90025

Re:	Proposed Public Offering by Nara Bancorp, Inc.

Dear Sirs:

The undersigned, a shareholder and an executive officer and/or director of [Nara Bancorp, Inc., a Delaware corporation (the “Company”)][Center Financial Corporation, a California corporation (“Center”), and an anticipated executive officer and/or director of Nara Bancorp, Inc., a Delaware corporation (the “Company”), after the consummation of the merger between the Company and Center], understands that Keefe, Bruyette & Woods, Inc. and D.A. Davidson & Co. (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as [a][an anticipated] shareholder and an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. In the event that either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the

Exhibit C-1

Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs. The Company shall promptly notify the Underwriters of any earnings releases, news or events that may give rise to an extension of the initial restricted period.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in writing to the Underwriters, (iv) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Common Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, or (v) with the prior written consent of the Underwriters.1 For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned now has and, except as contemplated by clauses (i) through (v) above, for the duration of the Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s common stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

1	We are discussing with the underwriters how to address the concern regarding sales of shares by the indicated Center director.

Exhibit C-2

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name:

If shares of Common Stock are owned jointly with a spouse or another person, the spouse or such other person should sign in the space provided below.

Signature:

Print Name:

Exhibit C-3

EXHIBIT D

CENTER FINANCIAL CORPORATION OFFICERS’ CERTIFICATE

Richard S. Cupp, the Chief Executive Officer of Center Financial Corporation, a California corporation (“Center”), and Douglas J. Goddard, the Interim Chief Financial Officer of Center, pursuant to Section 5(f) of the underwriting agreement, dated October         , 2011 (the “Underwriting Agreement”), between Nara Bancorp, Inc. (“Nara”) and Keefe, Bruyette & Woods, Inc. and D.A. Davidson & Co., do hereby certify as follows:

1. The historical information relating to Center included, incorporated or deemed to be incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, (i) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities and (ii) at the date hereof, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. KPMG LLP, the accounting firm that certified certain financial statements of Center incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and Grant Thornton LLP, the accounting firm that certified certain other financial statements of Center included in the Registration Statement and the Prospectus, was, during the period of its engagement as auditors for Center, an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

3. The financial statements of Center included, incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly the financial position of Center and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of Center and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The portions of the selected financial data and the portions of the summary historical financial information, in each case, related to the Center financial statements, included, incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements of Center included, incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of Center.

4. Since the respective dates as of which information is included, incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no “Material Adverse Effect” as to Center (as defined in the Merger Agreement) (a “Center Material Adverse Effect”), (B) there

Exhibit D-4

have been no transactions entered into by Center or any of its subsidiaries, other than those in the ordinary course of business or permitted by the Merger Agreement, which are material with respect to Center and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by Center on any class of its capital stock, except for dividends on Center’s Series A Fixed Rate Perpetual Preferred Stock.

5. The Merger Agreement has been duly authorized, executed and delivered by Center and constitutes a valid and binding agreement of Center and is enforceable against Center in accordance with its terms. Except as disclosed in the Disclosure Letter delivered by Center pursuant to the Merger Agreement (the “Center Disclosure Letter”), neither Center nor any of its subsidiaries is (a) in violation of its charter or by-laws or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Center or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of Center or any subsidiary is subject (collectively, “Agreements and Instruments”) except in the case of clause (b) for such defaults that would not, individually or in the aggregate, result in a Center Material Adverse Effect; and the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated therein and compliance by Center with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Center or any subsidiary pursuant to, the Agreements and Instruments (except for such as have been obtained and for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Center Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of Center or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Government Entity having jurisdiction over Center or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Center or any Subsidiary.

6. Except for the Memorandum of Understanding, effective as of December 9, 2009, between the Federal Reserve Bank of San Francisco and Center, (a) neither Center nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any governmental entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the DFI) or the supervision or regulation of it or any of its subsidiaries and (b) neither Center nor any of its subsidiaries has been advised by any such governmental entity that such governmental entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

Exhibit D-5

7. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Center, threatened, against or affecting Center or any subsidiary, which would, individually or in the aggregate, result in a Center Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the Merger Agreement or the performance by Center of its obligations under the Merger Agreement.

Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In Witness Whereof, the undersigned have executed this certificate as of the date first written above.

Exhibit D-6